Exhibit 99.1
Unigene Announces Third Quarter 2012 Corporate Update

-Third Quarter Highlighted by Forbearance Agreement and First Amendment to Amended and Restated Financing Agreement with Victory Park Capital-

-Management to host webcast and conference call today, November 20, 2012 at 11 a.m. ET-

NOVEMBER 20, 2012 – BOONTON, N.J. -- Unigene Laboratories, Inc. (OTCBB: UGNE) today provided a corporate review on key development programs and strategic initiatives, including the Company’s ongoing progress following the debt financing and forbearance agreement with Victory Park Capital (VPC).

THIRD QUARTER FORM 10-Q FILING

The Company previously announced in a Current Report on Form 8-K filed with the SEC on November 9, 2012 that it would delay the filing of its Form 10-Q for the three and nine months ended September 30, 2012 due to the Company's temporary inability to access its corporate headquarters and electronic data as a result of the impact of Hurricane Sandy.  In the process of reviewing the Company’s draft Form 10-Q, the Company’s external auditors, Grant Thornton LLP, identified a potential issue in the Company’s historic methodology of accounting for a non-cash embedded derivative liability related to the Senior Secured Convertible Notes issued on March 16, 2010 which included periods they had previously audited.  The Company and Grant Thornton are in the process of assessing the potential issue and its related impact on the Company’s financial statements and until such review is completed, the Company will be unable to finalize and file its Form 10-Q within the extended filing deadline of November 21, 2012.

THIRD QUARTER 2012 CORPORATE UPDATE

On September 21, 2012, Unigene entered into a Forbearance Agreement and First Amendment to Amended and Restated Financing Agreement with affiliates of Victory Park Capital Advisors, LLC, whereby VPC loaned the Company $4.0 million (of which $0.5 million was deposited with VPC for the payment of its fees and expenses) and agreed to forbear from exercising certain rights due to existing events of default through September 21, 2013, subject to the terms and conditions of such agreement. As a result of this transaction, cash and cash equivalents at September 30, 2012 totaled $4.0 million, an increase of $2.3 million from the previous quarter.

Management’s cash flow projections at the time of the issuance of the $4.0 million note estimated that cash on hand would be sufficient to fund operations through at least Q2 2013.  This projection was based on the assumption that the Company’s Biotechnologies Strategic Business Unit would be able to convert at least one of its ongoing oral peptide drug delivery feasibility partnerships into a definitive license agreement bearing a significant up-front cash payment, on or before December 31st, 2012.  Based on the latest feedback from Unigene’s lead feasibility partnerships, as well as delays to our ongoing feasibility and partner sponsored Peptelligence™ research programs, Management believes it is no longer likely that such a licensing agreement and up-front cash payment will occur this year. The Company now projects that current cash on hand will be insufficient to fund operations through Q2 2013.  The Company will therefore need to secure alternative sources of revenue to fund operations through this period and beyond, as well as obtain significant additional financing to address its debt and restructure its balance sheet.  Management is actively pursuing various alternatives to extend the Company’s cash runway. However, in the event that the Company is unable to generate additional revenue, it will not be able to fund operations through the end of Q1 2013 without defaulting on its minimum cash requirement under the VPC debt financing and forbearance agreement. In addition to our need to secure additional sources of revenue to fund operations in the near term, having failed in quarter three to complete the funding of the Founders debt settlement and release agreement, payments amounting to $362,000 become due this quarter under a prior agreement with the Company’s founders. The payment of such amount this year would exceed the 10% deviation default threshold for the Q4 2012 forbearance budget previously submitted to Victory Park Capital.

Ashleigh Palmer, Unigene’s President and CEO, commented, “Our $4.0 million debt financing and forbearance agreement with VPC was a vital achievement for Unigene in the third quarter.  This initiative almost certainly averted imminent insolvency stemming primarily from the unexpected recommendation made by the European Medicines Agency (“EMA”) at the beginning of the quarter calling for the curtailment of calcitonin usage for the treatment of osteoporosis. Prior to the EMA’s announcement, we had been making excellent progress towards restructuring our balance sheet and recapitalizing the Company. The impact of the EMA’s recommendation represents a devastating setback and has prevented any possibility of us accomplishing our 2012 goal of fundamentally addressing the Company’s debt. In particular, we were unable to meet the September 30, 2012 deadline to fund a settlement and release agreement with the Company’s founders, which would otherwise have eliminated $23.2 million of outstanding indebtedness upon paying the remaining $7.7 million of an $8.0 million cash payment and issuing 5 million shares of Unigene’s common stock.”

Palmer concluded, “I must again thank Victory Park Capital for its timely rescue and ongoing support. Nevertheless, the coming months will be extraordinarily challenging. Despite the catastrophic impact the EMA’s recommendation has had on Unigene, we remain resolute and deeply committed to the multiple opportunities we believe exist for Unigene and its pipeline of novel therapeutic peptides and expanding portfolio of Peptelligence™ oral peptide drug delivery partnerships.”

THIRD QUARTER HIGHLIGHTS

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Entered into Forbearance Agreement and First Amendment to Amended and Restated Financing Agreement with affiliates of Victory Park Capital Advisors, LLC whereby VPC loaned the Company $4.0 million (of which $0.5 million was deposited with VPC for the payment of its fees and expenses) and agreed to forbear from exercising certain rights due to existing events of default through September 21, 2013, subject to the terms and conditions of such agreement.

•
With Tarix Pharmaceuticals, announced the successful completion of a feasibility study of an oral formulation of Tarix’s lead peptide drug candidate, TXA127.  Data from the feasibility study demonstrated that Unigene’s proprietary oral formulation of TXA127 produced extremely high exposure in the blood that resulted in a several-fold increase in bioavailability as compared to unformulated oral delivery of the drug, and was equal to or greater than that achieved by a current subcutaneous formulation.

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With joint development partner, Nordic Bioscience, provided initial funding of our Joint Development Vehicle and announced preliminary selection of UGP302 as our lead compound for the treatment of Type 2 diabetes.

UPDATES SUBSEQUENT TO QUARTER END

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Announced that the Company’s successful Phase 2 clinical trial evaluating an experimental oral parathyroid hormone (“PTH”) analog for the treatment of osteoporosis in postmenopausal women was the subject of an oral presentation by Dr. Morten Karsdal, Chief Executive Officer of Nordic Bioscience, at the 2012 Annual Meeting of the American Society of Bone and Mineral Research (ASBMR).

•
Our licensee, Tarsa Therapeutics, reported positive results from a Phase 2 trial at the recent ASBMR annual meeting of its oral recombinant salmon calcitonin in the prevention of postmenopausal osteoporosis. Tarsa is developing its oral calcitonin under a licensing agreement with Unigene that provides Tarsa with exclusive development and worldwide commercialization rights to Unigene’s oral calcitonin product, with the exception of China.

•
Tarsa also announced an agreement with Therapicon® Slr to provide consulting assistance to the Italian firm in its appeal of the recommendation by the EMA to limit the use of calcitonin-containing medicines. The EMA has subsequently reported on its website that, following re-examination, its Committee for Medicinal Products for Human Use has reconfirmed its original conclusion that the benefits of the current calcitonin-containing medicines do not outweigh their risks in the treatment of osteoporosis and that they should no longer be used for this condition.

•
Tarsa also presented a poster at the 2012 ASBMR meeting assessing whether there was any sign of increased cancer risk in either of its year-long trials of its oral calcitonin. Tarsa researchers integrated the safety databases from the two trials, which together included 694 women.  The researchers reviewed all newly diagnosed adverse events in the trials consistent with malignancy and concluded that the combined safety data demonstrated no signal of carcinogenicity. They also concluded that there is little biological evidence to support the hypothesis that salmon calcitonin is carcinogenic in humans.

Forbearance Agreement and First Amendment to Amended and Restated Financing Agreement
On September 21, 2012, Unigene entered into a Forbearance Agreement and First Amendment to Amended and Restated Financing Agreement with affiliates of Victory Park Capital Advisors, LLC whereby VPC loaned the Company $4.0 million (of which $0.5 million was deposited with VPC for the payment of its fees and expenses) and agreed to forbear from exercising certain rights due to existing events of default through September 21, 2013, subject to the terms and conditions of such agreement.

Under the terms of the Forbearance Agreement and First Amendment to Amended and Restated Financing Agreement, Unigene issued to an affiliate of Victory Park Capital Advisors, LLC a one-year senior secured convertible note in the aggregate principal amount of $4.0 million, which bears interest at a rate per annum equal to the greater of the prime rate plus 5% or 15%. Of the $4.0 million, $500,000 was deposited with VPC to cover certain of VPC’s fees and expenses, including those fees related to the transaction. The remaining $3.5 million is being used by Unigene to finance operations.

The agreement allows for the $4.0 million of new debt to convert into shares of the Company’s common stock based on a conversion rate of $0.05 per share, while the existing debt that was previously convertible at a rate of $0.70 per share has been re-issued and now converts into shares of the Company’s common stock based on a conversion rate of $0.15 per share. As the Company lacks sufficient shares of common stock to deliver all of the conversion shares, the Company is required to obtain stockholder approval to increase the number of authorized shares to allow for the conversion of the debt in full. The agreement amended certain default provisions under the Amended and Restated Financing Agreement to include new events of default, including a default in the event that a required quarterly reconciliation shows a negative variance of 10% or more of actual cash revenue minus actual cash expenses for an applicable quarter versus the applicable quarterly cash flow forecast required to be delivered by the Company (as described more fully in the agreement); failure to maintain a cash balance of at least $250,000; and a breach of any agreement or covenant contained in the agreement.

Pursuant to the terms of the Forbearance Agreement and First Amendment to Amended and Restated Financing Agreement, the Company approved and authorized key employee retention grants and executive team restructuring grants, as well as employee and director retention grants. The Company also entered into various ancillary agreements in relation to the transaction. Further details related to the Forbearance Agreement and First Amendment to Amended and Restated Financing Agreement and ancillary agreements, along with full copies of such agreements, can be found in the Current Report on Form 8-K filed by the Company with the United States Securities and Exchange Commission (“SEC”) on September 26, 2012.

Annual Shareholder Meeting
The Company announced today that a Special Meeting of Shareholders in Lieu of 2012 Annual Shareholder meeting has been rescheduled to January 15, 2013 and that the meeting will be held at 1:00pm CT, at the offices of Victory Park Capital in Chicago.

CONFERENCE CALL

Unigene’s senior management team will host a conference call today, November 20, 2012 at 11:00 a.m. ET.

Interested participants and investors may access the conference call at 11 a.m., ET by dialing 866-770-7129 (U.S./Canada) or 617-213-8067 (international); participant code 73538559.  An audio webcast can be accessed by logging on to the Investors & Media section under the Events tab of the Unigene web site, http://www.unigene.com.

A telephonic replay of the call will be available for two weeks beginning at 1 p.m., ET on November 20. Access numbers for this replay are 888-286-8010 (U.S./Canada) and 617-801-6888 (international); participant code 22096406.  The webcast replay will remain available in the Investors section of the Unigene Laboratories web site for 30 days.

ABOUT UNIGENE LABORATORIES, INC.
Unigene Laboratories, Inc. is a leader in the design, delivery, manufacture and development of peptide-based therapeutics. The Company is building a robust portfolio of proprietary partnerships in this expanding drug class based on its Peptelligence™ platform. Peptelligence™ encompasses extensive intellectual property covering drug delivery and manufacturing technologies, unsurpassed research and development expertise, and proprietary know-how representing a genuine distinctive competence. Core Peptelligence™ assets include proprietary oral and nasal peptide drug delivery technologies, and proprietary, high-yield, scalable and reproducible E. coli-based manufacturing technologies.

Safe Harbor statements under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, including statements relating to whether: The Company will be able to maintain compliance with the terms and conditions of the Forbearance Agreement and First Amendment to Amended and Restated Financing Agreement so that Victory Park Capital forbears from exercising certain rights due to existing events of default through September 21, 2013; current cash on hand will be sufficient to fund operations through Q2 2013; the Company will be able to secure alternative sources of revenue to fund operations, as well as obtain significant additional financing to address its debt and restructure its balance sheet; the Company’s Management will be successful in its pursuit of various alternatives to extend the Company’s cash runway; even if additional revenue is generated and expenses are curtailed, cash on hand will be able to fund operations through the end of Q1 2013; the Company can continue to demonstrate resolve and remain committed to the multiple opportunities it believe exist for Unigene and its pipeline of novel therapeutic peptides and expanding portfolio of oral peptide drug delivery partnerships; the Company will receive obtain stockholder approval to increase the number of authorized shares to allow for the conversion of the Victory Park Capital debt in full; the Company can maintain compliance with the various events of default under the Forbearance Agreement including a default in the event that a required quarterly reconciliation shows a negative variance of 10% or more of actual cash revenue minus actual cash expenses for an applicable quarter versus the applicable quarterly cash flow forecast required to be delivered by the Company (as described more fully in the agreement), failure to maintain a cash balance of at least $250,000, and a breach of any agreement or covenant contained in the agreement; a Special Meeting of Shareholders in Lieu of 2012 Annual Shareholder meeting will be held on January 15, 2013 at 1:00pm Central Standard time, at the offices of Victory Park Capital in Chicago; the Company will successfully build a robust portfolio of proprietary partnerships in this expanding drug class based on its Peptelligence™ platform. Peptelligence™ encompasses extensive intellectual property covering drug delivery and manufacturing technologies, unsurpassed research and development expertise, and proprietary know-how representing a genuine distinctive competence. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. These known and unknown risk factors include, but are not limited to: the delay in obtaining or the failure to obtain regulatory approvals for our products and the products of our licensees that may generate royalty and milestone payments to us, our ability to achieve product sales and royalties, competition, our dependence on other companies to commercialize, manufacture and sell products using our technologies and our ability to enter into favorable new agreements with such companies, our ability to cut expenses and maintain efficiencies, our ability to enter into new financing arrangements,  the ability of our products to gain market acceptance and increase market share, the uncertainty of results of animal and human testing, the risk of product liability and liability for human clinical trials, our dependence on patents and other proprietary rights and the risks associated with patent litigation, dependence on key management officials, the availability and cost of capital, the availability of qualified personnel, changes in, or the failure to comply with, governmental regulations, general economic and business conditions, our history of losses and ability to achieve profitability, litigation and other risk factors discussed in our Securities and Exchange Commission ("SEC") filings, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. Words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "potential," "continue," and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements. In addition, any statements that refer to expectations, projections, contingencies, goals, targets or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements and are not statements of historical fact. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements after the date of this release.

For Investors & Media:

Joshua Drumm, Ph.D. / Jason Rando
Tiberend Strategic Advisors, Inc.
(212) 827-0020
jdrumm@tiberend.com
jrando@tiberend.com

SOURCE:  Unigene Laboratories, Inc.